Exhibit 23.1

INDEPENDENT AUDITOR’S REPORT

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement of TMSF Holdings, Inc. on Form SB-2 (No. 333-105237) of our report, dated March 12, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/S/SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 18, 2003